EXHIBIT 10.9

STOCK OPTION SCHEDULE X4-2

ADDITIONAL TERMS AND CONDITIONS

Capitalized terms not otherwise defined in this Stock Option Schedule (the “Schedule”) shall have the same meanings as set forth in the Stock Option Agreement (the “Agreement”), the Computer Sciences Corporation 2001 Stock Incentive Plan (the “Plan”) and the UK Sub-Plan to the 2001 Stock Incentive Plan (the "UK Sub-Plan”).

This Schedule has been incorporated by reference into the Agreement and, by signing the Agreement, the Employee has acknowledged and agreed to the additional terms and conditions of this Schedule.  This Schedule and the Agreement are collectively referred to as the “Agreement” herein.

1. Interpretation.  The Option was granted pursuant to the Plan, as modified by the UK Sub-Plan attached hereto and incorporated herein by reference, in order to secure certain favorable tax advantages under the laws of the United Kingdom.  In the event of an inconsistency between the Plan, as approved by the Stockholders of the Company on August 13, 2001, the UK Sub-Plan and this Agreement, the following descending order of precedence shall apply:

(a)	the UK Sub-Plan,

(b)	this Agreement, and

(c)	the Plan,

provided that in no event shall the obligations of the Company be construed more broadly than the authority extended by the Company's Stockholders pursuant to the Plan.

2. Acceleration and Termination.

(a) Termination of Status as Full-Time Employee.

(i) Termination at Age 62 or Older.

(A) If the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause (as hereinafter defined), including, without limitation, by reason of death or Permanent Disability (as hereinafter defined), then:

(1) if the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the date of termination of full-time status (the “Employment Termination Date”), then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date, and (b) subject to Section 2(a)(ii) hereof, the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date; and

(2) if the Employee shall not have been (and shall not for any other purpose have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the Employment Termination Date, then, subject to Section 2(a)(ii) hereof (a) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (b) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date.

(B) If the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for Cause, then (1) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

(C) “Cause” shall mean: (1) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (2) conviction of a felony involving a crime of moral turpitude; (3) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or (4) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (a) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (b) the Employee has thereafter failed to remedy such failure to perform.

(ii) Lay-Off or Leave of Absence.  If the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated by reason of a permanent or temporary lay-off or a leave of absence approved in advance in writing by the Company’s Chief Executive Officer or Corporate Vice President of Human Resources (an “Approved Leave of Absence”), then the Option shall thereafter be treated for all purposes under this Agreement as though such status had been voluntarily terminated by the Employee other than for death, Permanent Disability or Cause; provided, however, that if the Employee shall again become a full-time employee of the Company or any of its subsidiaries prior to the earlier of the Expiration Date or the first anniversary of the Employment Termination Date, then the Option shall thereafter be treated, for all purposes under this Agreement other than the vesting of any portion of the Option that shall have vested on or prior to such date, as though the Employee had not, prior to such date, ceased to be a full-time employee of the Company or its subsidiaries.

(iii) Death or Permanent Disability at Age 61 or Younger.

(A) If the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the death or Permanent Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Employment Termination Date.

(B) “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board of Directors of the Company in such form and manner, and at such times, as the Board of Directors may require.  Any determination by the Board of Directors of the Company that the Employee does or does not have a Permanent Disability shall be final and binding upon the Company and the Employee.

(iv) Other Termination at Age 61 or Younger.  If the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger for no reason, or for any reason (including Cause) other than death, Permanent Disability, permanent or temporary lay-off, or Approved Leave of Absence, then (A) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

(b) Death Following Termination of Full-Time Status.  Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time after the termination of his or her status as a full-time employee of the Company or any of its subsidiaries and at a time when the Option is exercisable, then the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or the first anniversary of the date of such death.

(c) Acceleration of Option.  The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason, subject to the requirements of Rule 4.4 of the UK Sub-Plan.  In addition, the Option shall fully vest with respect to all Option Shares upon the first to occur of the following:

(i)           unless the Committee shall determine otherwise, the approval of any of the following by both the Board of Directors and the stockholders of the Company: (A) the dissolution or liquidation of the Company, (B) a sale of substantially all of the property and assets of the Company, (C) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, or (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) would represent less than 50% of the voting power of the Company immediately following such business combination;

(ii)           unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such person or entity, has become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms “person” and “entity,” as used in this subsection (ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for or pursuant to the terms of any such plan;

(iii)           any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company, unless, prior to such date, the Board of Directors shall determine otherwise; or

(iv)           a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, unless, prior to such change of control, the Board of Directors shall determine otherwise.

(d) Certain Events Causing Termination of Option.  Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board of Directors and the stockholders of the Company, or upon such later date as shall be determined by the Committee:

(i) the dissolution or liquidation of the Company;

(ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

(iii) a reorganization, merger or consolidation of the Company that results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation provide otherwise.

(e) Retirement Age for Purposes of the UK Sub-Plan.  Pursuant to Section 524 of the Income Tax (Earnings and Pensions) Act 2003, the retirement age is 55 years for the purposes of the UK Sub-Plan.

3. Adjustments.  In the event that the outstanding securities of the class then subject to the Option are varied within the terms of Rule 7 of the UK Sub-Plan, the Committee shall make appropriate and proportionate adjustments in the number and type of shares that may thereafter be acquired upon the exercise of the Option and the Exercise Price of the then unexercised portion of the Option.

4. Exercise.  The Option shall be exercisable during the Employee’s lifetime only by the Employee or by his or her guardian or legal representative, and after the Employee’s death only by the person or entity entitled to do so under the Employee’s last will and testament or applicable intestate law.  The Option may only be exercised by the delivery to the Company of a written notice of such exercise, in the form specified by the Company, which notice shall, among other things, specify the number of Option Shares to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price pursuant to the Company’s cashless exercise program.

5. Payment of Taxes.

(a)           In accordance with the law as at the Grant Date, the exercise of the Option is exempt from UK income tax and National Insurance Contributions (“NICs”) provided that each of the following conditions is met:

(i)           the exercise complies with the rules of the UK Sub-Plan;

(ii)           the exercise is either not earlier than three (3) years after the Grant Date or within six (6) months after the Employee’s employment is terminated due to injury, disability, retirement (on or after the specified age of 55 years) or redundancy (or within such other shorter period after the Employee’s employment is terminated as required pursuant to the Agreement); and

(iii)           the UK Sub-Plan is still approved by the UK Inland Revenue at the date of exercise.

If the Employee exercises the Option within three (3) years from the date of grant (but not within 6 months of the termination of the Employee’s employment due to injury, disability, retirement (on or after the specified age of 55 years) or redundancy (or within such other shorter period after the Employee’s employment is terminated as required pursuant to the Agreement) and at a time when the UK Sub-Plan remains approved by the Inland Revenue), the Employee will be subject to income tax and NICs for the tax year in which the exercise takes place.

If the Employee exercises the Option on or after three (3) years from the date of grant, but at a time when the UK Sub-Plan is no longer approved by Inland Revenue, the Employee will be subject to income tax for the tax year in which the exercise takes place.  No NICs will be payable.

(b)           The Employee agrees timely to pay all applicable taxes arising from or related to the Option, or the grant, vesting, ownership or exercise of the Option, or the receipt of any dividend with respect to the shares acquired upon exercise of the Option, or the sale of such shares (collectively, “Taxes”), including, without limitation, all income taxes and the employee portion of all employment or payroll taxes, including, without limitation, all social, social security, medical and disability insurance taxes.

(c)           In the event that the Company and/or the Employee’s employer (the “Employer”) are obligated to withhold an amount on account of any Taxes imposed as a result of the grant, vesting or exercise of the Option, then, concurrently with such grant, vesting or exercise, respectively, the Employee shall pay to the Company, pursuant to the Company’s cashless exercise program, the aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company, and the Employee authorizes the Company and/or the Employer to withhold such amount from the proceeds of the sale of the Option Shares or by deduction from the Employee’s salary or other earnings on payments due at any time.

(d)           In the event that the Company or the Employer is unable to withhold or collect any Taxes due pursuant to paragraph (c) above within 90 days after the grant, vesting or exercise of the Option, as applicable, the Company (on behalf of the Employer) and the Employee hereby agree that the amount of the uncollected Taxes shall constitute a loan owed by the Employee to the Employer, effective on the 90th day after the date of the grant, vesting or exercise of the Option, as applicable.  The Employee agrees that the loan shall bear interest at the UK Inland Revenue’s official interest rate, shall be immediately repayable and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in paragraph (c) above.  The Employee also authorizes the Company to withhold the transfer of any shares otherwise due to the Employee unless and until the loan is repaid in full.

(e)           The Employee acknowledges that neither the Company nor the Employer has:

(i) made any representation or given any advice to the Employee with respect to the realization or recognition of any Taxes by the Employee; or

(ii) undertaken or agreed to structure the Option, or the grant of the Option, to reduce or eliminate the Employee’s liability or potential liability for Taxes.

6. Data Privacy.

(a) In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or the Employer may:

(i) collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, salary, nationality and tax residence, and any details regarding the terms and conditions, grant, vesting, exercise, cancellation, termination and expiration of all stock options and other stock-based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);

(ii) transfer the Data to any third parties who may be involved in the implementation, administration and/or management of the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;

(iii) transfer the Data to a broker or other third party with whom the Employee has elected to deposit any Option Shares acquired upon exercise of the Option; and

(iv) retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.

(b) The Employee hereby explicitly and unambiguously consents to the collection, use, transfer and retention of the Data, as described in this Agreement, in electronic or other form, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.

(c) The Employee understands that by contacting his or her local human resources representative, the Employee may:

(i) view the Data;

(ii) correct any inaccurate information included within the Data;

(iii) request additional information regarding the storage and processing of the Data; and

(iv) request a list with the names and addresses of any potential recipients of the Data.

(d) The Employee understands that he or she may refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

7. Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything to the contrary in this Agreement, no Option Shares purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

8. Nontransferability.  Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

9. Plan.  The Option is granted pursuant to the Plan and UK Sub-Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan and the UK Sub-Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the Option or of any of the Employee’s rights under this Agreement, the Plan and the UK Sub-Plan.  The interpretation and construction by the Committee of the Plan, this Agreement, the UK Sub-Plan, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee.  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan and the UK Sub-Plan, in its then-current form, to the Employee or any other person or entity then entitled to exercise the Option.

10. Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

11. Nature of Company Option Grants.  The Employee acknowledges and agrees that:

(a) the Plan and the UK Sub-Plan were established voluntarily by the Company, they are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan, the UK Sub-Plan, and this Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive any future Option grants, or any benefits in lieu of Options, even if the Employee has repeatedly received Option grants in the past;

(c) all decisions with respect to future grants of Options by the Company will be at the sole discretion of the Company;

(d) the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s employment relationship at any time with or without Cause;

(e) the Employee is voluntarily participating in the Plan and the UK Sub-Plan;

(f) the Option is an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Employee’s employment contract, if any;

(g) the Option is not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy or end-of-service payments, or any bonuses, long-service awards or pension or retirement benefits, or any similar payments;

(h) in the event that the Employee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary of the Company;

(i) the future value of the underlying Option Shares is unknown and cannot be predicted with certainty;

(j) if the shares underlying Option Shares do not increase in value, the Option will have no value;

(k) if the Employee exercises the Option, the value of the Option Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Option Shares purchased through exercise of the Option resulting from termination of the Employee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(m) notwithstanding any term or condition of the Agreement to the contrary, in the event of termination of the Employee’s employment (whether or not in breach of local labor laws), his or her right to receive Options under the Plan and the UK Sub-Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed, and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), the Employee’s “status as a full-time employee of the Company or any of its subsidiaries,” for purposes of Section 2 hereof, will be deemed to terminate on the date of termination of his or her active employment, and such status will be deemed not to be extended by any notice period mandated under local law;  the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for all purposes under the Agreement.

12. Successors.  The Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

13. Entire Agreement; Amendments and Waivers. The Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.  None of the terms and conditions of the Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation.  A waiver by either party at any time of compliance with any of the terms and conditions of the Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

14. Governing Law; Consent to Jurisdiction.  The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction.  Any action, suit or proceeding to enforce the terms and provisions of the Agreement, or to resolve any dispute or controversy arising under or in any way relating to the Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.

15. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan and the UK Sub-Plan or future Options that may be granted under the Plan and the UK Sub-Plan by electronic means or to request the Employee’s consent to participate in the UK Sub-Plan by electronic means.  The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the UK Sub-Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.